Exhibit 10.1

CHARTER COMMUNICATIONS, INC.

SUPPLEMENTAL DEFERRED COMPENSATION PLAN

(Amended and Restated as of September 1, 2011)

CHARTER COMMUNICATIONS, INC.
SUPPLEMENTAL DEFERRED COMPENSATION PLAN

TABLE OF CONTENTS

ARTICLE I ESTABLISHMENT AND PURPOSE	1

1.1	Purpose	1
1.2	Type of Plan	1
1.3	Plan History and Effective Date of Restatement	1

ARTICLE II DEFINITIONS	1

ARTICLE III PARTICIPATION	4

3.1	Eligible Employee	4
3.2	Participating Employer	4

ARTICLE IV RETIREMENT SAVINGS BENEFITS	4

4.1	Salary Reduction Contributions	4
4.2	Salary Reduction Accounts	5
4.3	Hypothetical Investments	5
4.4	Salary Reduction Contributions and Salary Reduction Accounts – Deemed Investment	6
4.5	Valuation	6
4.6	Vesting	6

ARTICLE V PAYMENT OF BENEFITS	6

5.1	General Payment Provisions	6
5.2	Time of Payment for Salary Reduction Accounts	7
5.3	Death Benefits	8
5.4	Actual Date of Payment	8

ARTICLE VI SOURCES OF PAYMENTS	9

ARTICLE VII PLAN ADMINISTRATOR	9

7.1	Plan Administrator	9
7.2	Standard of Conduct	9

ARTICLE VIII NONALIENATION OF BENEFITS	9

ARTICLE IX AMENDMENT AND TERMINATION	10

ARTICLE X GENERAL PROVISIONS	10

10.1	Plan Not a Contract of Employment	10
10.2	Successors	10

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10.3	Official Actions	10
10.4	Liability	11
10.5	Governing Law	11
10.6	Construction	11
10.7	Severability	11
10.8	Withholding	11

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CHARTER COMMUNICATIONS, INC.
SUPPLEMENTAL DEFERRED COMPENSATION PLAN

ARTICLE I
ESTABLISHMENT AND PURPOSE

1.1 Purpose. The Charter Communications, Inc. Supplemental Deferred Compensation Plan (the “Plan”) is intended to provide benefits to employees whose participation in the Charter Communications, Inc. 401(k) Plan (the “401(k) Plan”) is limited because of certain discrimination rules imposed by the Code on qualified plans that limit the participation of certain highly compensated employees.

1.2 Type of Plan.  For federal income tax purposes, the Plan is intended to be a nonqualified, unfunded deferred compensation plan.  For purposes of the Employee Retirement Income Security Act of 1974 (“ERISA”) the Plan is intended to be a plan described in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA providing benefits to a select group of management or highly compensated employees.

1.3 Plan History and Effective Date of Restatement.

The Plan, which was originally effective December 1, 1996, was amended as of January 1, 2000, amended and restated as of January 1, 2002, and amended and restated as of January 1, 2005 to comply with the requirements of Section 409A of the Code.  The Plan was further amended to freeze participation and deferrals of compensation effective January 1, 2008.  The Sponsor now desires to amend and completely restate the Plan to again permit deferrals of compensation and to make such other changes as the Sponsor finds necessary or desirable.

This 2011 Restatement is generally effective September 1, 2011 the (“Effective Date”), except as otherwise explicitly provided in this document.

ARTICLE II
DEFINITIONS

Unless otherwise expressly defined by the terms or the context of the Plan, the terms used in the Plan shall have the same meanings as those terms in the 401(k) Plan.

“Aggregate Salary Reduction Accounts” shall mean all of a Participant’s Grandfathered Salary Reduction Accounts and Salary Reduction Accounts.

“Base Pay” shall mean any compensation payable by an Employer to an Eligible Employee as base salary pursuant to the Employer’s normal payroll practices before reduction for amounts deferred under the Employer’s qualified retirement plans or Code Section 125 plans.  Base Pay payable after the end of a Plan Year for services performed during the final payroll period of the preceding Plan year shall be treated as Base Pay for services in the subsequent Plan Year.

“Benefit Amount” shall mean the amount payable to a Participant pursuant to the Plan, which is the total amount credited to the Aggregate Salary Reduction Accounts of the Participant as of the date of the determination.

“Board” shall mean the Board of Directors of the Sponsor.

“Bonus Pay” shall mean amounts payable to an Eligible Employee under the annual cash incentive plan of the Employer, prior to reduction for amounts deferred under the Employer’s qualified retirement plans or Code Section 125 plans.  Bonus Compensation does not include other types of remuneration, such as long-term incentive pay or restricted stock awards.

“Change in Control” shall mean one of the following events which causes an Employer to cease to be a member of the controlled group of corporations that includes the Sponsor:

(i)           The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Employer that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Employer;

(ii)           The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Employer, that together with stock of the Employer acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group, constitutes 30% or more of the total voting power of the stock of the Employer; or

(iii)           A majority of the members of the Employer’s board of directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Employer’s board of directors before the date of the appointment or election.

Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering.  However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Employer.

This definition of Change in Control shall be interpreted in accordance with, and in a manner that will bring the definition into compliance with, the regulations under Section 409A of the Code.

“Code” shall mean the Internal Revenue Code of 1986, as amended and all valid regulations thereunder.  Reference to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or superseded said section.

“Covered Compensation” shall mean, as applicable, Base Pay or Bonus Pay.

“Designated Pay-Out Schedule” shall have the meaning specified in Section 5.1.

“Employer” shall mean the Sponsor and any other business entity affiliated with the Sponsor whose employees are eligible to participate in the 401(k) Plan with the consent of the Sponsor.

“Grandfathered Salary Reduction Accounts ” shall mean the Salary Reduction Accounts established for a Participant under the Plan with respect to amounts deferred under the Plan prior to January 1, 2005.

“Investment Direction” shall mean a Participant’s direction to the recordkeeper of the Plan, in the form and manner prescribed by the Plan Administrator, in accordance with either written directions or directions made through the recordkeeper’s telephone or internet system directing which Investment Funds will be credited with his or her deferred compensation and any earnings thereon.

“Investment Funds” shall mean the hypothetical investment funds, as determined from time to time by the Sponsor or the Plan Administrator.

“Participant” shall mean an Eligible Employee, as described in Section 3.1 below, including a former employee, who has elected to participate in this Plan and who continues to have rights to benefits under this Plan, or whose beneficiaries may be eligible to receive benefits under this Plan.

“Plan Administrator” shall have the meaning specified in Section 7.1.

“Plan Year” shall mean the calendar year.

“Salary Reduction Contribution” shall have the meaning specified in Section 4.1.

“Salary Reduction Accounts” shall mean the accounts established pursuant to Section 4.2 with respect to the amounts a Participant defers under the Plan on or after January 1, 2005.

“Specified Employee” shall mean a specified employee as defined in Treas. Reg. §1.409A-1(i) (generally, officers earning more than $130,000 per year, as indexed for inflation for years after 2002 ($160,000 for 2011), who are among the fifty (50) highest paid employees).

“Sponsor” shall mean Charter Communications, Inc.

“Termination of Employment” means separation from service with the Sponsor and its affiliates (generally 50% common control with the Sponsor), as defined in IRS regulations under Section 409A of the Code (generally, a decrease in the performance of services to no more than 20% of the average for the preceding 36-month period, and disregarding leave of absences up to six months where there is a reasonable expectation the employee will return).

“Valuation Date” shall have the meaning specified in Section 4.2.

ARTICLE III
PARTICIPATION

3.1 Eligible Employee. Any employee who is selected by the Plan Administrator to participate in the Plan shall be an Eligible Employee on and after such time.  An individual who has become an Eligible Employee shall cease to be an Eligible Employee effective as of any date designated by the Plan Administrator.  However, an Eligible Employee who makes an irrevocable election to participate for a Plan Year shall remain an Eligible Employee for the remainder of that Plan Year regardless of whether such individual is subsequently classified as ineligible.

3.2 Participating Employer. An Employer shall adopt the Plan by consenting to the election to participate of an Eligible Employee who is an employee of such entity.  Any such business entity that adopts this Plan agrees to the terms and conditions of this Plan as amended from time to time by the Sponsor and to the rules and procedures established by the Plan Administrator appointed by the Sponsor.

ARTICLE IV
RETIREMENT SAVINGS BENEFITS

4.1 Salary Reduction Contributions. Each Eligible Employee for a Plan Year may elect to have his or her Covered Compensation deferred through payroll withholding of an amount (expressed in whole percentages of Base Pay and/or Bonus Pay) up to 25% of Base Pay and/or Bonus Pay in accordance with this Section (referred to as a “Salary Reduction Contribution”).  An Eligible Employee may make separate deferral elections with respect to Base Pay and Bonus Pay.  The Plan Administrator, in its discretion, may prescribe all appropriate election rules and procedures.  An election under this selection shall be in writing or an electronic submission on a form delivered to the Eligible Employee by the Plan Administrator.

(a)           Deferrals of Base Pay.  An Eligible Employee may elect to defer his or her Base Pay by filing an election form with the Plan Administrator by the close of the calendar year preceding the year in which the Eligible Employee performs the services giving rise to the Base Pay to be deferred.  Such election shall be irrevocable as of December 31 of the calendar year preceding the calendar year to which such election applies.  An Eligible Employee must make a new election to defer Base Pay for each subsequent calendar year.  An Eligible Employee who fails to file an election form with the Plan Administrator by the close of each calendar year election period will be deemed to have elected to defer 0% of Base Pay for the subsequent calendar year.

(b)           Deferrals of Bonus Pay.  An Eligible Employee may elect to defer his or her Bonus Pay by filing an election form with the Plan Administrator in accordance with the rules described under Section 4.1(a) with respect to Base Pay.

(c)           First Year of Eligibility.  In the case of an employee who first becomes eligible to participate in the Plan, the election must be submitted within thirty days following the date of such initial eligibility.  For purposes of determining an employee’s first date of eligibility, all other plans maintained by the Employer shall be aggregated with the Plan to the extent required by Code Section 409A.  The election, once made, shall be irrevocable for the Plan Year.

For 2011, in accordance with Treas. Reg. §1.409A-2(a)(7)(ii), all Eligible Employees shall be treated as newly eligible to participate in the Plan and may submit elections pursuant to defer

Covered Compensation earned on or after the effective date of this 2011 Restatement pursuant to procedures established by the Plan Administrator.

4.2 Salary Reduction Accounts. A separate memorandum account (the “Salary Reduction Account”) shall be established and maintained for each Participant with respect to deferred compensation payable pursuant to the Plan from each respective entity that is an Employer of such Participant.  The Plan Administrator shall record the dollar amount of the Salary Reduction Contribution of each Participant for each Plan Year to the Participant’s Salary Reduction Account established with respect to the Employer entity from whom such compensation was earned.  Within each Participant’s Salary Reduction Account, separate subaccounts shall be maintained to the extent necessary for the administration of the Plan.

The Salary Reduction Account shall be deemed invested as set forth in this Article.  The amount credited to the Aggregate Salary Reduction Accounts of a Participant shall be adjusted no less frequently than annually by the Plan Administrator to reflect earnings, losses, distributions, investment transfers and any other transactions attributable to the investment of the amounts credited to the Accounts of each Participant.  The Plan Administrator shall establish such accounting and recordkeeping rules and procedures as are reasonable in the circumstances (such as the nature of the investments) as it in its discretion shall determine; provided that such rules and procedures shall be applied uniformly to Participants in similar circumstances.  A date as of which the accounts of Participants are so adjusted is referred to in this Plan as a “Valuation Date.”

The amount credited to the Aggregate Salary Reduction Accounts of a Participant from time to time as of the most recent Valuation Date shall constitute the Benefit Amount of the Participant at such time.

4.3 Hypothetical Investments. Amounts credited to a Participant’s Aggregate Salary Reduction Accounts shall be deemed to be invested according to the Participant’s Investment Direction in one or more of the deemed Investment Funds selected by the Sponsor or the Plan Administrator.  For any period, the deemed return on each of these Investment Funds shall be the same as the return for such period on each similarly named fund selected by the Sponsor in its sole discretion.  The Sponsor may add to, decrease or change the Investment Funds offered under the Plan, at any time and for any reason.  Participants and Beneficiaries shall not have the right to continue any deemed investment in any particular Investment Fund and the Sponsor shall be under no obligation to invest amounts corresponding to any deemed investment in any particular Investment Fund chosen by Participants.  Any such deemed investment of any Salary Reduction Account or Grandfathered Salary Reduction Account shall be made solely for the purpose of determining the value of such account under the Plan.

4.4 Salary Reduction Contributions and Salary Reduction Accounts – Deemed Investment. The Plan Administrator in its sole discretion may establish such rules and investment direction procedures as are appropriate to administer all investment options.  Such rules and procedures may include limitations and restrictions on the time and manner of directing investment and reinvestment of amounts credited to individual Salary Reduction Accounts or Grandfathered Salary Reduction Accounts as appropriate to facilitate the administration of the Plan.  Salary Reduction Contributions shall be credited to the Investment Funds in accordance with a Participant’s Investment Direction.  A Participant shall direct that his or her Salary Reduction Contributions be allocated to deemed investments in any or all of the Investment Funds according to the procedures established by the Plan Administrator.

A Participant may elect to transfer amounts credited to his or her Aggregate Salary Deferral Accounts among the Investment Funds, at such time and in such manner as may be specified by the Plan Administrator from time to time.

4.5 Valuation. For purposes of the hypothetical investments hereunder, the Salary Reduction Contributions shall be considered to be invested on the date the recordkeeper of the Plan records such amounts.  As of each Valuation Date, the recordkeeper of the Plan shall determine the value of each Participant’s Aggregate Salary Reduction Accounts.

For purposes of distribution pursuant to Article V, the balance of each Participant’s Aggregate Salary Reduction Accounts shall be valued as of the Valuation Date immediately preceding the date that the Plan Administrator commences the processing of the distribution of the balance of such account, or the particular installment thereof.  Each Participant or his or her respective Beneficiary assumes the risk in connection with any decrease in value of his or her Aggregate Salary Reduction Accounts deemed invested in the Investment Funds.

4.6 Vesting. The amount credited from time to time to the Aggregate Salary Reduction Accounts of a Participant shall be fully vested and nonforfeitable.

ARTICLE V
PAYMENT OF BENEFITS

5.1 General Payment Provisions. A Participant’s Benefit Amount will be paid in the following manner:

(a)           Time and Form of Payment for Grandfathered Salary Reduction Accounts.  The Plan as in effect on October 3, 2004, without regard to any amendment thereafter, is referred to herein as the Prior Plan.  Payment of a Participant’s Grandfathered Salary Reduction Accounts as of December 31, 2004, as adjusted for earnings or losses in accordance with Sections 4.2 through 4.5 from time to time, shall be governed by the Prior Plan.

(b)           Election of Time and Form of Payment for Salary Reduction Accounts.  At the time of his or her deferral election, each Participant may elect to have the payment of the applicable Salary Reduction Account deferred with a Designated Pay-Out Schedule.  A “Designated Pay-Out Schedule” shall mean one of the following, as selected by the Participant:

(i)           a single lump-sum, payable upon January 1 of a specified year (which must be at least two years from the year in which the Covered Compensation would be payable without regard to this Plan);

(ii)           annual installments over a period of five, ten or fifteen years, beginning on January 1 of a specified year (which must be at least two years from the year in which the Covered Compensation would be payable without regard to this Plan);

(iii)           a single lump sum, payable upon Termination of Employment; or

(iv)           annual installments over a period of five, ten or fifteen years, payable upon Termination of Employment.

A Designated Pay-Out Schedule under (i) or (ii) above shall be referred to as an “In-Service Account.”

If no election as to a Designated Pay-Out Schedule is made, the Participant’s Salary Reduction Accounts will be payable in a single lump sum upon Termination of Employment.

Where payment in installments is elected, the amount of each installment payment shall be determined under the declining balance accounting method.  For example, a ten year installment payout would be paid as follows:  1/10th of the Salary Reduction Accounts in the first year; 1/9th of the remaining amount credited to the Salary Reduction Accounts in the second year; 1/8th of the remaining amount credited to the Salary Reduction Accounts in the third year; and so on, with the balance of the remaining amount credited to the Salary Reduction Accounts in the tenth year.

A Participant may elect to change the Designated Pay-Out Schedule for his Salary Reduction Account(s) subject to the requirements of Section 5.2(b).

(c)           Satisfaction of Amounts Due.  Payment to a Participant of his or her Benefit Amount shall constitute payment in full of the entire benefit or amount due the Participant under the Plan.

5.2 Time of Payment for Salary Reduction Accounts.

(a)           General Rule.  If a Participant’s Salary Reduction Account is an In-Service Account, such Salary Reduction Account shall be payable upon the earlier of his or her Termination of Employment or January 1 of the applicable year.  Otherwise, a Participant’s Salary Reductions Account shall be payable upon the Termination of Employment of the Participant.

All such payments will be in the form specified for such Salary Reduction Account by the Participant’s Designated Pay-Out Schedule.

(b)           Deferral of Payment Date.  A Participant may elect to change the time and/or form of payment of his Salary Reduction Account, if such election is filed in accordance with procedures established by the Plan Administrator, and:

(i)           such election shall not take effect until at least 12 months after the date on which the election is filed,

(ii)          the first payment with respect to which such election is made shall be deferred for a period of not less than 5 years from the date such payment would otherwise have been made, and

(iii)           any election related to a payment that was otherwise to be made at a specified time may not be made less than 12 months prior to the date of the first scheduled payment.

(c)           Certain Payments Upon Change in Control. Notwithstanding anything herein to the contrary, a Participant’s Salary Reduction Account(s) established prior to January 1, 2011 shall be payable upon a Change in Control of the Participant’s Employer in a single lump sum.

(d)           Six Month Delay for Specified Employees.  Notwithstanding Section 5.1(a), payment of a Participant’s Salary Reduction Account(s) by reason of Termination of Employment shall not be made or commence prior to the date which is 6 months after the date of a Participant’s Termination of Employment (for any reason other than death) in the case of a Participant who is determined to be a Specified Employee on the date of his or her Termination of Employment.  Any payments (with earnings or losses calculated in accordance with the provisions governing deemed investment of the Salary Reduction Account) shall be payable in a lump sum to the Participant as of the day after the last day of such 6-month period, and all other payments following such 6-month period shall be payable in accordance with the terms of the Plan and the Participant’s election.

5.3 Death Benefits.

Each Participant entitled to a Benefit Amount under the Plan shall be entitled to a death benefit equal to the entire Benefit Amount of the Participant.  Such benefit shall be payable to the Beneficiary of the Participant in a single lump sum as soon as administratively feasible after the death of the Participant.

Each Participant may designate a Beneficiary or Beneficiaries (contingently, consecutively or successively) of a death benefit and, from time to time, may change his or her designated Beneficiary.  A Beneficiary may be a trust.  A beneficiary designation shall be made in writing in a form prescribed by the Plan Administrator and delivered to the Plan Administrator while the Participant is alive.  If there is no designated Beneficiary surviving at the death of a Participant, payment of any death benefit of the Participant shall be made to the persons and in the proportions which any death benefit would be payable under the 401(k) Plan.

5.4 Actual Date of Payment. An amount payable on a date specified in Sections 5.2 or 5.3 shall be paid as soon as administratively feasible after such date; but no later than the later of (a) the end of the calendar year in which the specified date occurs; or (b) the 15th day of the third calendar month following such specified date, provided the Participant (or Beneficiary) is not permitted to designate the taxable year of the payment.  The payment date may be postponed further if calculation of the amount of the payment is not administratively practicable due to events beyond the control of the Participant (or Beneficiary), and the payment is made in the first calendar year in which the calculation of the amount of the payment is administratively practicable.

The amount due the Participant shall be the balance (or, in the case of installment payments, the applicable portion thereof) credited to the Salary Reduction Account of the Participant on the actual date of payment.

ARTICLE VI
SOURCES OF PAYMENTS

Benefits attributable to a Salary Reduction Account or Grandfathered Salary Reduction Account established with respect to an entity that it is an Employer under the Plan shall be paid by such entity out of its general assets or out of a trust established to assist the Employer in meeting its obligation sunder this Plan.  Any such trust shall conform in substance to the terms of the model trust described in Revenue Procedure 92-64, 1992-2 C.B. 422, with respect to the claim of Participants to assets of the Employer and such trust.  In no event shall any Participant be entitled to receive payment of an amount from the general assets of an Employer that the Participant received from such trust.  Except as specifically provided below, obligations to pay benefits due Participants under the Plan shall be the primary obligation of each respective entity that is an Employer.  A Participant shall not have any rights with respect to payment of benefits from any entity under the Plan other than the unsecured right to receive payments from such entity.  The Benefit Amount defines the amount payable by each respective entity that is an Employer to a Participant under the Plan.

An Employer shall not be obligated to set aside, earmark or escrow any funds or other assets to satisfy its obligation under this Supplemental Deferred Compensation Plan.  Any benefit payable in accordance with the terms of the Plan shall not be represented by a note or any evidence of indebtedness other than the promises contained in the Plan.

ARTICLE VII
PLAN ADMINISTRATOR

7.1 Plan Administrator. The Plan shall be administered by a person or committee appointed by the Sponsor as Plan Administrator.  The Plan Administrator may adopt such rules as it may deem necessary, desirable and appropriate to administer the Plan.  The decisions of the Plan Administrator, including but not limited to interpretations and determinations of amounts due under the Plan, shall be final and binding on all parties.

7.2 Standard of Conduct. The Plan Administrator shall perform its duties as the Plan Administrator and in its sole discretion shall determine what is appropriate in light of the reason and purpose for which the Plan is established and maintained.  The interpretation of all provisions of the Plan and the determination of whether a Participant or Beneficiary is entitled to any benefit pursuant to the terms of the Plan, shall be exercised by the Plan Administrator.

ARTICLE VIII
NONALIENATION OF BENEFITS

Except as may be required by the federal income tax withholding provisions of the Code or by the laws of any State, the interests of Participants and their Beneficiaries under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily sold, transferred, alienated, assigned, pledged, anticipated, or encumbered.  Any attempt by a Participant or his or her Beneficiary to sell, transfer, alienate, assign, pledge, anticipate, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void.  The Employer may cancel and refuse to pay any portion of a benefit which is sold, transferred, alienated, assigned, pledged, anticipated or encumbered.  Notwithstanding the above, the Plan Administrator may distribute all or a portion of a Participant’s Salary

Reduction Accounts to the extent necessary to comply with a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

ARTICLE IX
AMENDMENT AND TERMINATION

(a)           General.  Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that any such amendment, suspension or termination may not, without the Participant’s consent, adversely affect the amount credited to his or her Salary Reduction Account for any calendar year ended prior to the effective date of such amendment, suspension or termination.

(b)           Salary Reduction Accounts.  With respect to Salary Reduction Accounts, the Sponsor may terminate the Plan, and distribute all vested accrued benefits, subject to the restrictions set forth in Treas. Reg. §1.409A-3(j)(4).  A termination of the Plan must comply with the provisions of Section 409A of the Code and the regulations and guidance promulgated thereunder, including, but not limited to, restrictions on the timing of final distributions and the adoption of future deferred compensation arrangements.

ARTICLE X
GENERAL PROVISIONS

10.1 Plan Not a Contract of Employment. Neither this Plan nor any elections hereunder shall create any obligation on the Sponsor or any Employer to establish or continue any other programs, plans or policies of any kind.  Neither this Plan nor any election made pursuant to this Plan shall give any Participant or other employee any right with respect to continuance of employment by the Sponsor or any Employer, nor shall there be a limitation in any way on the right of the Sponsor or any Employer by which an employee is employed to terminate his or her employment at any time.

10.2 Successors. The provisions of the Plan shall be binding upon the Employer and its successors and assigns and upon every Participant and his or her heirs, beneficiaries, estates and legal representatives.  In the event any business entity that was an Employer under the terms of this Plan should cease to qualify as such, because of a sale, merger, liquidation or any other transaction, such entity shall arrange for its obligations under the Plan to be assumed by one of its owners that is a member of the controlled group of business entities, as defined in Section 414(b) and (c) of the Code, that includes such entity.  On and after written notification of such assumption, an Employee shall have no further claim against such a former Employer.

10.3 Official Actions. Any action required to be taken by the Board pursuant to the Plan may be performed by any person or persons, including a committee, to which the Board delegates the authority to take actions of that kind.  Whenever under the terms of the Plan an entity or corporation is permitted or required to take some action, such action may be taken by an officer of the corporation who has been duly authorized by the Board or comparable governing body of such corporation or other entity to take actions of that kind.

This Plan and the obligations of the Employer hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may from time to time be required.  The Board may make such changes in this Plan as may be necessary or desirable, in the opinion of the Board, to comply with the laws, rules and regulations of any governmental or regulatory authority, or to be eligible for tax benefits under the Code, or any other laws or regulations of any federal, state, local or foreign government.

10.4 Liability. No member of the Board of the Sponsor, no employee of the Sponsor and no person nor member of the committee, if any, serving as Plan Administrator shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated, or except in circumstances involving his or her bad faith, gross negligence or fraud, for anything done with legal counsel, who may be counsel for the Sponsor or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

10.5 Governing Law. The terms and provisions of this Plan shall be construed according to the principles, and in the priority, as follows: first, in accordance with the meaning under, and which will bring the Plan into conformity with, section 409A of the Internal Revenue Code of 1986; and secondly, in accordance with the laws of the State of Missouri.  The Plan shall be deemed to contain the provisions necessary to comply with such laws.

10.6 Construction. Wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.  The titles to sections of the Plan are intended solely as a convenience and shall not be used as an aid in construction of any provisions thereof.

10.7 Severability. In case any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provisions had never been set forth.

10.8 Withholding. The Employer shall withhold from amounts due under the Plan the amount necessary to enable the Employer to remit to the appropriate government entity or entities on behalf of the Participant as may be required by the federal income tax withholding provisions of the Code, by an applicable state’s income tax, or by an applicable city, county or municipality’s earnings or income tax, or by an applicable city, county or municipality’s earnings or income tax act.  The Employer shall withhold from the payroll of, or collect from, a Participant the amount necessary to remit on behalf of the Participant any FICA taxes which may be required with respect to amounts accrued by a Participant hereunder, as determined by the Employer.

IN WITNESS WHEREOF, Charter Communications, Inc. has executed the foregoing instrument on this _____ day of _____________, 2011.

              CHARTER COMMUNICATIONS, INC.

              By: ___________________________________

              Title:__________________________________